As filed with the Securities and Exchange Commission on June 30, 2004.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1ST CENTENNIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	95-1995265
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

218 East State Street

Redlands, California 92373

(909) 798-3611

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

2001 STOCK INCENTIVE PLAN

as Amended and Restated March 19, 2004

(Full Title of the Plan)

Timothy P. Walbridge

President and Chief Executive Officer

1st Centennial Bancorp

218 East State Street

Redlands, California 92373 (909) 798-3611

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Nikki Wolontis, Esq.

Madge S. Beletsky, Esq.

Fried, Bird & Crumpacker, P.C.

1900 Avenue of the Stars

25th Floor

Los Angeles, California 90067

(310) 282-8911; (310) 556-4487 (fax)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	95,118	$23.50	$2,235,273	$283.21

[1]	On November 20, 2002 the Registrant registered 343,332 shares under its 2001 Stock Option Plan, as amended, on Form S-8 filed with the Securities and Exchange Commission, File No. 333-101353. Pursuant to this Registration Statement the Registrant is registering an additional 107,352 shares of stock under the 2001 Stock Option Plan, as such plan has been amended and restated in the Registrant’s “2001 Stock Incentive Plan, as Amended and Restated March 19, 2004.”
[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), pursuant to which a total of 95,118 shares of the Registrant’s common stock that may be acquired upon exercise of options granted or to be granted are deemed to be offered at $23.50 per share, the average of the bid and asked price of the Registrant’s common stock on June 25, 2004.

INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

This Registration Statement is being filed to register additional shares of the Registrant’s Common Stock to be issued under its 2001 Stock Incentive Plan, as amended and restated March 19, 2004 (the “Plan”). Shares of the Registrant’s Common Stock to be issued pursuant to the Plan were originally registered pursuant to a registration statement on Form S-8 (File No. 333-101353) (the “Original Registration Statement”). The contents of the Original Registration Statement are hereby incorporated by reference into this Registration Statement to the extent that it presents information not otherwise presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

1. The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

2. The Registrant’s quarterly report on Form 10-QSB for the quarter ended March 31, 2004;

3. The Registrant’s definitive proxy statement dated April 14, 2004 filed in connection with its May 18, 2004 Annual Meeting of Shareholders;

4. The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form SB-2 filed with the Commission on March 13, 2003, including all amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal quarter ended March 31, 2004 and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated be reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers

Information required by Item 6 is incorporated by reference from registration statement on Form S-8 (File No. 333-101353) filed with the Securities and Exchange Commission on November 20, 2002.

Item 8. Exhibits

Exhibit Number	Description of Document

4.1	2001 Stock Incentive Plan, as amended and restated March 19, 2004

5	Opinion of Fried, Bird & Crumpacker

23.1	Consent of Fried, Bird & Crumpacker (included in Exhibit 5)

23.2	Consent of Hutchinson and Bloodgood LLP

Item 9. Undertakings

Information required by Item 9 is incorporated by reference from registration statement on Form S-8 (File No. 333-101353) filed with the Securities and Exchange Commission on November 20, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Redlands, State of California, on June 30, 2004.

1ST CENTENNIAL BANCORP

/s/ Timothy P. Walbridge
By:	Timothy P. Walbridge
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints each of Timothy P. Walbridge and Beth Sanders, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbridge Timothy P. Walbridge	President, Chief Executive Officer and Director	June 30, 2004

/s/ Beth Sanders Beth Sanders	Executive Vice President and Chief Financial Officer	June 30, 2004

/s/ James R. Appleton James R. Appleton	Director	June 30, 2004

Bruce J. Bartells	Director	June , 2004

/s/ Carole H. Beswick Carole H. Beswick	Director	June 30, 2004

/s/ Irving M. Feldkamp, III Irving M. Feldkamp, III	Director	June 30, 2004

/s/ Larry Jacinto Larry Jacinto	Director	June 30, 2004

/s/ Ronald J. Jeffrey Ronald J. Jeffrey	Director	June 30, 2004

/s/ William A. McCalmon William A. McCalmon	Director	June 30, 2004

/s/ Patrick J. Meyer Patrick J. Meyer	Chairman of the Board	June 30, 2004

/s/ Stanley C. Weisser Stanley C. Weisser	Director	June 30, 2004

/s/ Douglas F. Welebir Douglas F. Welebir	Director	June 30, 2004

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page

4.1	2001 Stock Incentive Plan, as Amended and Restated March 19, 2004

5	Opinion of Fried, Bird & Crumpacker

23.1	Consent of Fried, Bird & Crumpacker (included in Exhibit 5)

23.2	Consent of Hutchinson and Bloodgood LLP